UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 31, 2008

EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO (Address of Principal Executive Offices)	63121 (Zip Code)

Registrant’s telephone number including area code: 314-770-1666

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                            DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 31, 2008, Express Scripts, Inc. (the “Company”) entered into amended and restated executive employment agreements with several key executives including the following named executive officers: George Paz, President and Chief Executive Officer of the Company; Jeffrey Hall, Executive Vice President and Chief Financial Officer of the Company; Thomas Boudreau, Executive Vice President, Law and Strategy, and General Counsel of the Company; and Edward Ignaczak, Executive Vice President, Sales and Account Management of the Company.  Each of these agreements is effective as of November 1, 2008.  The amended and restated employment agreement with Mr. Paz is attached as Exhibit 10.1, and the form of amended and restated employment agreement for the other executives (the “Form Agreement”) is attached as Exhibit 10.2.

Mr. Paz’s agreement is substantially the same as his employment agreement effective April 1, 2008, and the form agreement for the other executives is substantially the same as Mr. Hall’s employment agreement effective April 1, 2008, with the exception, in each case, of the new terms related to Early Retirement and Tenured Retirement further described below.

All of the agreements are substantially identical (except as specifically set forth below) and contain the following general terms:

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Term of Employment Agreements.  Mr. Paz’s agreement runs from April 1, 2008 through March 31, 2011 without renewal other than through the mutual agreement of the parties.  The initial employment period under Mr. Hall’s agreement runs from April 1, 2008 through March 31, 2009, and the employment period is automatically extended for successive one-year renewal periods unless either party gives timely notice of non-renewal at least ninety days prior to the end of the then current term.

The initial employment period under the agreements with Messrs. Boudreau and Ignaczak ran from May 1, 2006 through March 31, 2007, with automatic extensions of the employment period for successive one-year renewal periods unless either party gives timely notice of non-renewal at least ninety days prior to the end of the then current term.  Each of these agreements is currently in a renewal period which runs from April 1, 2008 through March 31, 2009.

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Compensation and Benefits.  Each employment agreement generally provides for: (i) the payment of an annual base salary (which may not be reduced after any increase); (ii) a guaranteed minimum annual bonus target equal to a fixed percentage of the executive’s base salary pursuant to the terms of the Company’s bonus plan; (iii) participation in Company employee benefit plans (other than bonus and incentive plans) on the same basis as such plans are generally made available to similarly situated senior executives of the Company; (iv) the executive’s right to receive restricted stock, stock options and other equity awards and deferred compensation, to the extent determined by the Company, the Board of Directors or the Compensation and Development Committee of the Board (the “Compensation Committee”) from time to time; (v) the reimbursement of reasonable business expenses incurred by the executive in performing his duties under the agreement; and (vi) such perquisites and fringe benefits to which similarly situated executives of the Company are entitled and which are suitable for the executive’s position.  The amended and restated agreements do not provide for any changes in the executives’ current base salaries or bonus targets, however, the agreements for Messrs. Boudreau and Ignaczak have been updated to reflect their current, previously disclosed compensation figures.

The compensatory amounts for each of the Named Officers under the amended and restated agreements are as follows:

Executive	Initial Annual Base Salary	Guaranteed Minimum Annual Bonus Target (1)
George Paz	$950,000	130%
Jeffrey Hall	$450,000	70%
Thomas Boudreau	$500,000	70%
Edward Ignaczak	$450,000	80%

 (1) Expressed as a percentage of the executive’s annual base salary.

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Benefits Upon Termination of Employment Prior to Expiration of Employment Period.  Each employment agreement provides for the provision and forfeiture of certain benefits if the executive’s employment is terminated prior to the expiration of the employment period (including any renewal period in effect).  In general, if the executive’s employment is terminated prior to expiration of the employment period, the executive is not entitled to receive any further payments or benefits which have not already been paid or provided  except as follows:

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The executive will be entitled to (i) all previously earned and accrued, but unpaid, annual base salary; (ii) reimbursement for any business expenses properly incurred prior to termination; and (iii) such other employee benefits (if any) to which the executive may be entitled under the Company’s employee benefit plans.

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If the executive’s employment is terminated by the Company other than for Cause or Disability, or by the executive for Good Reason (as those terms are defined in the agreement), the executive is entitled to receive: (i) any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date, payable to the extent the corporate bonus pool is approved by the Compensation Committee; (ii) a severance benefit equal to 18 months of his base salary plus 150% of a specified portion of the executive’s bonus potential for the year based on the average percentage of the potential earned for the three prior years (which amount may be greater if the termination date occurs within one year after a change in control of the Company); and (iii) reimbursement for the cost of continuing medical insurance under COBRA for a period of time after termination of employment (36 months under Mr. Paz’s agreement, and 18 months under the form agreement).

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If the executive’s employment terminates on account of death, Disability or Retirement (as those terms are defined in the agreement) prior to the end of his initial employment period under the agreement, he generally is entitled to receive (i) any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date, payable to the extent the corporate bonus pool is approved by the Compensation Committee; and (ii) reimbursement for the cost of continuing medical insurance under COBRA for a period of time after termination of employment (36 months under Mr. Paz’s agreement, and 18 months under the form agreement).  Also, with respect to any grants made to the executive under the Company’s 2000 Long Term Incentive Plan during the term of the agreement, a proper Retirement under the agreement shall be deemed to be a retirement under such plan.  In addition, if an executive’s Retirement qualifies as a Tenured Retirement or an Early Retirement, he would be eligible for certain additional items as described below.

In addition, if either party elects not to renew the agreement at the end of any employment period, the executive shall be entitled to receive any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date, payable to the extent the corporate bonus pool is approved by the Compensation Committee.

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Benefits Upon “Tenured Retirement.”  If the executive’s employment terminates on account of Tenured Retirement (defined as a Retirement by an executive who has reached age 59 ½, has served at least 4 ½ years as a member of the Company’s senior staff, and has provided at least six months advance notice of retirement to the Company), in addition to the benefits upon Retirement as described above, the executive would be entitled to the following:

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 For all stock options or stock appreciation rights granted after January 1, 2008 (i) vested awards would remain vested and exercisable through the end of their terms, and (ii) unvested awards would continue to vest in accordance with their terms as if the executive were still employed by the Company, and remain vested and exercisable through the end of their terms.

-	For all unvested restricted stock units granted after January 1, 2008, such awards would continue to vest in accordance with their terms as if the executive were still employed by the Company.

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For all unvested performance shares granted after January 1, 2008, such shares would be considered vested upon retirement, but only to the extent the related performance criteria are ultimately met; provided, however, that for any years in the performance period during which the executive works less than three months, a pro-rated portion of the performance shares would be subject to a cap of 100% of target.

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Benefits Upon “Early Retirement.”  If the executive’s employment terminates on account of Early Retirement (defined as a Retirement by an executive who has reached age 54 ½, has served at least 4 ½ years as a member of the Company’s senior staff, has a combined age plus years of service on senior staff of at least 64, and has provided at least six months advance notice of retirement to the Company), in addition to the benefits upon Retirement as described above, the executive would be entitled to the following:

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 For all stock options or stock appreciation rights granted after January 1, 2008 (i) vested awards would remain vested and exercisable for the standard post-termination period set out in the Company’s Long Term Incentive Plan, plus an additional month for each month the executive worked past his or her 55th birthday through retirement, and (ii) a pro-rated portion of the unvested awards (determined based on the number of months worked past age 55 through retirement, divided by 60) would continue to vest in accordance with its terms as if the executive were still employed by the Company, and remain vested and exercisable for the same extended period as the vested options in the preceding phrase (i).

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For all unvested restricted stock units granted after January 1, 2008, a pro-rated portion of the unvested awards (determined based on the number of months worked past age 55 through retirement, divided by 60) would continue to vest in accordance with its terms as if the executive were still employed by the Company.

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For all unvested performance shares granted after January 1, 2008, a pro-rated portion of the unvested shares (determined based on the number of months worked past age 55 through retirement, divided by 60) would be considered vested upon retirement, but only to the extent the performance criteria are ultimately met; provided, however, that for any years in the performance period during which the executive works less than three months, a further pro-rated portion of the performance shares would be subject to a cap of 100% of target.

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Restrictive Covenants.  Upon termination of each executive’s employment with the Company, such executive is prohibited from (i) soliciting any client or prospective client of the Company for a period of two years after termination; (ii) soliciting or hiring any employee of the Company for a period of two years after termination; (iii) competing with the Company for a period of eighteen months after termination; or (iv) disclosing certain confidential information with respect to the Company or its business.  If, following either a Tenured Retirement or an Early Retirement, the executive violates these covenants, then the executive would forfeit all unvested or unexercised equity awards, and would be required to reimburse the Company for any realized benefits resulting from his or her retirement.

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Tax Indemnification.  In the event that any amount or benefit paid or distributed to an executive pursuant to the employment agreement, taken together with any amounts or benefits otherwise paid or distributed to such executive by the Company pursuant to any other arrangement or plan (collectively, the “Covered Payments”), would result in the executive’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the Company will make a “gross-up” payment to the executive to fully offset the excise tax provided the aggregate present value of the Covered Payments is equal to or exceeds 125% of the maximum total payment which could be made to the executive without triggering the excise tax.  If the aggregate present value of the Covered Payments, however, exceeds such maximum amount, but is less than 125% of such maximum amount, then the Company may, in its discretion, reduce the Covered Payments so that no portion of the Covered Payments is subject to the excise tax, and no gross-up payment would be made.

ITEM 9.01.                            FINANCIAL STATEMENTS AND EXHIBITS

See exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS SCRIPTS, INC.
(Registrant)

Date: October 31, 2008	By:	/s/ George Paz
George Paz
Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit

10.1*	Executive Employment Agreement between the Company and George Paz, dated October 31, 2008 and effective as of November 1, 2008.

10.2*	Form of Executive Employment Agreement between the Company and other executives, dated October 31, 2008 and effective as of November 1, 2008.

*  Denotes management contract or compensatory plan arrangements.